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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1998 Non-Officer Equity Incentive Plan of Inhale Therapeutic Systems, Inc. of our report dated January 24, 2000, with respect to the financial statements of Inhale Therapeutic Systems, Inc. included in its Annual Report (Form 10-K/A) for the year ended Decmber 31, 1999 which is incorporated by reference in the Registration Statements (Form S-8 Nos. 333-65919 and 333-74669) filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 16, 2000